UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sixth Street Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2100 McKinney Avenue, Suite 1500 Dallas, TX 75201

PLEASE VOTE YOUR PROXY TODAY

May 18, 2022

Dear Stockholder,

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of Sixth Street Specialty Lending, Inc. to be held on Thursday, May 26, 2022. Your vote is extremely important, no matter how many shares you hold. If we do not receive your vote, we may have to postpone the Special Meeting and continue to request stockholder participation to reach a required quorum.

For the reasons set forth in the proxy statement, dated April 13, 2022, the Board of Directors, including the Independent Directors, unanimously recommends that you vote “FOR” the Proposal. Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

If you need assistance voting your TSLX shares, please call D.F. King toll-free at (877) 283-0318. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely, /s/ Joshua Easterly
Joshua Easterly
Chairman of the Board of Directors

THREE EASY WAYS TO VOTE